Exhibit 4.12

Confidential

THE SYMBOL “[****]” DENOTES PLACES WHERE CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

AMENDMENT NO. 1 TO EXCLUSIVE COMMERCIALIZATION AGREEMENT

This Amendment No.1 to Exclusive Commercialization Agreement is made effective as of August 24, 2018 by and between RedHill Biopharma Ltd. (“RedHill”) and Concordia Pharmaceuticals Inc., by way of its Barbados branch (“Concordia”).

WITNESETH

WHEREAS, Concordia and RedHill entered into an Exclusive Commercialization Agreement dated December 30, 2016 (the “Main Agreement”);

WHEREAS, Concordia and RedHill desire to amend the Main Agreement;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Parties hereby agree as follows:

1.           All terms not otherwise defined herein shall have the meaning ascribed thereto in the Main Agreement, unless the context requires otherwise.

2.           In accordance with Section 20.6 of the Main Agreement, the Main Agreement is amended as follows:

2.1.         Section 1.4 of the Main Agreement is hereby amended effective October 1, 2018 by the deletion of the second sentence thereof so that Section 1.4 in its entirety is as follows:

“1.4        “Applicable Percentage” means [****]”

2.2.         The following provision shall be added to the Main Agreement as a new Section 9.6:

“Concordia shall pay RedHill two (2) one-time payments as follows: (i) $[****] to be paid on or before [****]; and (ii) $ [****] for [****] to be paid on or before [****].  In consideration for [****] RedHill: (i) has provided  [****]; and (ii) continue, until September 30, 2018,  Promotion and commercialization of the Product for the Field of Use (with the number of representatives throughout geographical territories)  substantially similar to that provided through the first half of 2018; subject, inter alia,  to reassignment and prompt replacement of representatives and other ordinary course and commercially reasonable changes in the geographical territories.

2.3.         The following provision shall be added to the Main Agreement as the last sentence of Section 9.2:

“All amounts paid or payable by Concordia to RedHill pursuant to the applicable Quarterly Report shall, absent fraud or manifest error, be considered final and binding and shall not be subject to dispute or adjustment.”

3.           Except as specifically amended herein, the provisions of the Main Agreement shall continue in full force and effect.

4.           This Amendment No. 1 may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

RedHill Biopharma Ltd.		Concordia Pharmaceuticals Inc.,
S.à.r.l., Barbados Branch

By:	/s/ Dror Ben-Asher	By:	/s/ Robert Ford
Name:	Dror Ben-Asher	Name:	Robert Ford
Title:	CEO	Title:	Managing Director & Vice-President, Legal Affairs

By:	/s/ Micha Ben Chorin
Name:	Micha Ben Chorin
Title:	CFO
August 26, 2018